                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported):           July 20, 2000



                       STEINWAY MUSICAL INSTRUMENTS, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                  001-11911                35-1910745
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)



800 SOUTH STREET, SUITE 425
WALTHAM, MASSACHUSETTS                                       02453-1472
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code          (781) 894-9770

Item 5. OTHER EVENTS


     On July 20, 2000 Steinway Musical Instruments, Inc. signed an agreement to acquire United Musical Instruments Holdings, Inc., ("UMI") one of the largest manufacturers of band and orchestral instruments in the United States. UMI has manufacturing facilities in Ohio, Arizona and Indiana, and employs over 700 people. The purchase price, including the assumption of debt, will be approximately $85 million. The transaction is expected to close sometime during the third quarter. See Stock Purchase Agreement and press release attached hereto as exhibits.



Item 7. FINANCIAL STATEMENTS AND EXHIBITS


     (c)  Exhibits

     Number         Description
     ------         -----------
     2.1       Stock Purchase Agreement, dated as of July 20, 2000, by and between Steinway Musical Instruments, Inc. and BIM Holding AG

     99.1 Press Release issued by the Company on July 21, 2000 announcing the proposed acquisition of United Musical Instruments

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              STEINWAY MUSICAL INSTRUMENTS, INC.



                              /s/ Dana D. Messina
                              ----------------------------------
                              Dana D. Messina
                              Director, President and Chief Executive Officer


Date: July 25, 2000